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                            INDEMNIFICATION AGREEMENT

          This Indemnification Agreement (the "Agreement") is entered into this __ day of _____, 1994, between Douglas A. Brown ("Brown") and Empire Gas Corporation, formerly Empire Gas Acquisition Corporation (the "Company").

                                    RECITALS

          WHEREAS, as part of a series of transactions that will effect a change in its ownership and management, the Company filed on April 29, 1994 a registration statement on Form S-1 (the "Registration Statement") relating to the registration of Senior Secured Notes due 2004 in an aggregate principal amount expected to result in gross proceeds of $100,000,000 in a public offering (the "Offering"); and

          WHEREAS, Brown will become a director of the Company upon the consummation of the Offering; and

          WHEREAS, included as an exhibit to the Registration Statement is a written consent by Brown to be named in the Registration Statement as a prospective director of the Company; and

          WHEREAS, Article 9 of the Company's Articles of Incorporation provides for the indemnification of all directors, officers, employees and agents of the Company; and

          WHEREAS, the Company agrees to indemnify Brown with respect to liability incurred by him as a result of his being named as a director and consenting thereto, as an inducement to become a director;

          In consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, Brown and the Company agree as follows:

Section 1      INDEMNIFICATION.

          Notwithstanding the fact that Brown was not a director of the Company at the time the Registration Statement was filed, the Company agrees to indemnify Brown, to the full extent provided for indemnification of directors set forth in Article 9 of the Company's Articles of Incorporation as in effect on the date of this Agreement, against any and all loss, liability, claim, damage and expense whatsoever (a "Loss"), as incurred, arising out of or resulting from his being named as a director in

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the Registration Statement and consenting thereto, including without limitation any Loss arising out of any untrue statement or alleged untrue statement of material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the regulations pursuant to the Securities Act of 1933, as amended, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2      PROCEDURE.

          (a) Indemnification under this Agreement shall be provided in accordance with the procedures set forth in Article 9 of the Articles of Incorporation of the Company and as set forth in this Section 3.

          (b) Brown shall give notice as promptly as reasonably practicable to the Company of any action commenced against him in respect of which an indemnity may be sought hereunder, but failure to do so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this Agreement. The Company may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, the Company may assume the defense of such action with counsel chosen by it and approved by Brown, unless Brown reasonably objects to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both Brown and the Company, and Brown reasonably believes that there may be legal defenses available to him which are different from or in addition to those available to the Company. If the Company assumes the defense of such action, the Company shall not be liable for any fees and expenses of counsel for Brown incurred thereafter in connection with such action. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for Brown in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

Section 3      NOTICES.

          All notices called for under this Agreement must be in writing and will be deemed given for all purposes (i) upon


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personal delivery, (ii) two days after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegram, telegraph, telex, or facsimile transmission, addressed to Brown and the Company at the following addresses (or at such other address for a party as is specified by like notice; provided that notices of a change of address will be effective only upon receipt of the notice):

To Douglas A. Brown:

Holding Capital Group
685 Fifth Avenue
New York, New York  10022

               Attention: Douglas A. Brown


To Empire Gas Corporation:

Empire Gas Corporation
1700 South Jefferson Street
Lebanon, Missouri  65536

               Attention: Paul S. Lindsey, Jr.


Section 4      SEVERABILITY.

          If any provision of this Agreement is held invalid, such invalidity will not affect any other provision of the Agreement that can be given effect without the invalid provision, and to this end, the provisions of this Agreement are separable.

Section 5      ASSIGNMENT.

          This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder, may be assigned by any party without the written consent of the other party.

Section 6      AMENDMENT.

          This Agreement may be modified only by a written instrument duly executed by the Company and Brown and compliance with any provision or condition contained in this Agreement, or the obtaining of any consent provided for in this Agreement, may be waived only by written instrument duly executed by the party to be bound by such waiver.


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Section 7      GOVERNING LAW.

          The rights of the parties arising under this Agreement shall be construed and enforced under the laws of the State of Missouri without giving effect to any choice of law or conflict of law rules.

Section 8      ENTIRE AGREEMENT.

          This Agreement contains the entire understanding of the parties to this Agreement respecting the subject matter hereof and supersedes all prior agreements, discussions, and understandings.

Section 9      CAPTIONS.

               The captions in this Agreement are for convenience only, do not form a part of it, and do not in any way modify, interpret or construe the intentions of the parties to it.

Section 10     COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth in the first paragraph of this Agreement.


                              Empire Gas Corporation


                              By:  __________________________


                              __________________________
                              Douglas A. Brown


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